Exhibit 99.1

                        CERTIFICATION OF PERIODIC REPORT


          I, Daniel S. Shaffer, CEO of Shaffer Asset Management, Inc. General Partner of the Shaffer Diversified Fund, LP (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
          section 1350, that:

          1) The Quarterly Report on form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



         Date: January 28, 2003



                                           Shaffer Diversified Fund, LP


                                           By: Shaffer Asset Management, Inc.

                                               General Partner

                                            By:
                                               /s/ Daniel S. Shaffer
                                               ------------------------------
                                               Daniel S. Shaffer
                                               Chief Executive Officer

                                               President/Secretary/Director